UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CARDINAL BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

Cardinal Bankshares Corporation is filing the following information as additional soliciting material related to the solicitation of proxies for its 2012 Annual Meeting of Shareholders.

WILLIAM B. POFF

(540) 983-7649

poff@woodsrogers.com

May 11, 2012

VIA Email @ readdy@kilpatricktownsend.com

W. Randy Eaddy

Kilpatrick Townsend

1001 West Fourth Street

Winston Salem, NC 27101-2400

Re:	Cardinal Bankshares v. Henry Logue

Dear Mr. Eaddy:

It has been called to our attention that Mr. Schaller met with Leon Moore on May 8, 2012. Mr. Moore has put the essence of Mr. Schaller’s remarks during the meeting in the attached Declaration.

You are aware, I am sure, that Mr. Schaller’s threats to Mr. Moore are inappropriate, both with regard to the context of the pending federal lawsuit by Cardinal Bankshares against Henry Logue and in the face of the ongoing proxy dispute.

We look to you to prevent any recurrence of this conduct by Mr. Schaller and to make Mr. Schaller aware of the serious consequences that might occur if he endeavors to implement his threats against Mr. Moore. The Logue lawsuit is, as I am sure you know, a unanimous Board authorized corporate action for which Mr. Moore is only involved as a Board member.

Sincerely,

WOODS ROGERS PLC

/s/ William B. Poff William B. Poff

Enclosure

P.O. Box 14125 / Roanoke, Virginia 24038-4125
10 South Jefferson Street, Suite 1400
(540) 983-7600 / Fax (540) 983-7711
Offices also in Charlottesville, Danville and Richmond, Virginia

IN THE UNITED DISTRICT COURT FOR THE

WESTERN DISTRICT OF VIRGINIA

Roanoke Division

CARDINAL BANKSHARES	)
CORPORATION,	)
)
Plaintiff,	)
)
v.	)	Case No. 7:12-cv-00198-GEC
)
HENRY A. LOGUE,	)
)
Defendant.	)

DECLARATION OF LEON MOORE

The undersigned, Leon Moore, makes the following declaration to the Court:

1. I am the President and CEO of Cardinal Bankshares Corporation (“Cardinal”).

2. On Tuesday, May 8, 2012, Douglas E. Schaller (“Schaller”) president of Schaller Equity Partners, came to my office at the Bank of Floyd in Floyd, Virginia.

3. Schaller proceeded to tell me that I had five (5) business days to withdraw the lawsuit instituted by Cardinal Bankshares Corporation against Henry A. Logue, currently pending in the United States District Court for the Western District of Virginia.

4. Schaller proceeded to state that if I did not withdraw the litigation, or cause it to be withdrawn, that he would sue me personally and stated he would do so “until you do not have a penny, I will take every penny you’ve got.”

5. Schaller stated that he would wait to sue me until after I retired from the Bank of Floyd and that he would find things to sue me for that my D&O insurance coverage would not cover.

6. Schaller accused me of hurting his reputation and stated that he had a spotless reputation until the lawsuit was filed.

7. Schaller told me that I did not have a friend in this town and that people in town hate me.

8. I told Schaller that the lawsuit was approved by the Board of Cardinal and that it was a unanimous decision of the Board of Cardinal.

I declare under penalty of perjury pursuant to 28 U.S.C. § 1746 that the foregoing is true and correct to the best of my knowledge and belief.

This 10 day of May, 2012

Leon Moore

2

Additional Information and Where To Find It

On April 12, 2012, Cardinal Bankshares Corporation (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and has mailed the definitive proxy statement to the Company’s shareholders. On May 3, 2012, the Company filed with the SEC a supplement to the definitive proxy statement. WE URGE SHAREHOLDERS AND INVESTORS TO READ THE PROXY STATEMENT AND SUPPLEMENT ALONG WITH ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, the supplement and other related documents filed by the Company may be obtained at the SEC’s website at www.sec.gov. The Company’s proxy statement and other related documents may also be obtained by contacting the Company’s Corporate Secretary at Cardinal Bankshares Corporation, 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091.

Participants in Solicitation

A listing of persons who are participants in the solicitation and certain information concerning such persons is set forth in the Company’s definitive proxy statement filed with the SEC on April 12, 2012, which may be obtained through the website maintained by the SEC at www.sec.gov.